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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported)       November 15, 1999
                                                  ---------------------------


                                PharmaPrint Inc.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)



          Delaware                    000-21141               33-0640125
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(State or other jurisdiction   (Commission File Number)      (IRS Employer
      of Incorporation)                                  Identification Number)



   2600 Michelson Drive, Suite 1600, Irvine, CA                      92612
   --------------------------------------------                   -----------
     (Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number, including area code    (949) 794-7778
                                                              --------------

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ITEM 5.           OTHER EVENTS.

         On November 16, 1999, PharmaPrint initiated an action against American Home Products Corporation ("AHP") in the Orange County, CA Superior Court alleging a number of claims including misappropriation of trade secrets, breach of contract, violation of unfair competition laws and breach of the implied covenant of good faith and fair dealing. PharmaPrint is seeking monetary damages, preliminary and permanent injunctions, punitive damages, restitution and disgorgement and other damages.

         The Company was informed on November 15, 1999, that, on November 8, 1999, AHP initiated an action against PharmaPrint in the Superior Court of New Jersey, Morris County Law Division alleging a number of claims including breach of contract. PharmaPrint has not yet been served with a complaint in this action. PharmaPrint believes that AHP is seeking monetary damages, declaratory judgment and injunctions. PharmaPrint believes that it has meritorious defenses to AHP's action and intends to vigorously defend itself.

         Pending resolution of these matters, there can be no assurance that AHP will pay to PharmaPrint the amounts PharmaPrint believes AHP owes it or that PharmaPrint will derive any additional revenues from the agreements with AHP. PharmaPrint cannot predict the outcome of these suits and the failure to succeed in the action filed by PharmaPrint or any adverse determination in the action filed by AHP could have a material adverse effect on PharmaPrint's business, financial condition and results of operations.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     PHARMAPRINT INC.



Date: November 17, 1999                     By:       /s/ James R. Wodach
                                                     -------------------------
                                                     James R. Wodach
                                                     Senior Vice President and
                                                     Chief Financial Officer